CoreStates Financial Corp
Broad and Chestnut Streets
PO Box 7558
Philadelphia PA 19101-7558                    [LOGO OF CORESTATES APPEARS HERE]


                                  Exhibit 99


Contact        Gary Brooten or George Biechler
                        (215) 973-3546


For Release    Immediately Upon Receipt



              CoreStates Announces Strong First Quarter Earnings


     Philadelphia, April 17, 1996--CoreStates Financial Corp, which on April 9 completed its acquisition of Meridian Bancorp, today reported combined first quarter net income of $177,144,000 or 81 cents per share, up from $110,169,000 or 49 cents per share a year earlier.

     Combined operating earnings, excluding significant and unusual items in both years that are detailed below, were $190,897,000 or 87 cents per share in 1996 and $160,778,000 or 71 cents per share for the first quarter of 1995.

     Based on combined operating earnings per share, the 1996 first quarter was up 22.5% from a year ago and reflected a return on average assets of 1.75% and return on equity of 19.54%.

     Terrence A. Larsen, chairman of CoreStates, said the solid earnings were encouraging given a soft regional economy and the effects of one of the most severe winters in the region's history. As a positive footnote to the hard winter, he said, the quarter ended with strong loan growth in March.

     "We are especially pleased at the strength of our performance ratios on a combined basis," Larsen said, noting that the combined numbers for the first quarter do not reflect any of the annual projected cost efficiencies of $186 million from the CoreStates-Meridian merger and $9 million from Meridian's acquisition of United Counties Bancorporation on February 23.

     Larsen said the principal factor in the year-to-year improvement in combined operating earnings was a more than 11% decrease in non-financial expenses, largely resulting from the BEST corporate redesign program at CoreStates and the 59.9 redesign at Meridian. He said the 59.9 project has already achieved its financial goals and BEST is well ahead of its implementation schedule. The expense-to-revenue ratio on a combined basis was 53.9% in the quarter.

     Stand-Alone Earnings
     --------------------

     On a stand-alone basis, CoreStates had net income and operating earnings of $132,229,000 or 96 cents per share in the first quarter. A year ago net income was 38 cents per share and operating earnings were 79 cents per share.

     Larsen said BEST contributed 19 cents per share to CoreStates' stand-alone results, and CoreStates expects to reach its BEST target of 22.5 cents per share per quarter in the second quarter.

     CoreStates' stand-alone ratios were a return on average assets of 1.87% and return on equity of 21.89% for the quarter.

     Meridian, on a stand-alone basis, had operating earnings, excluding significant and unusual items, of $58,434,000 or 88 cents per share in the first quarter, compared to 70 cents per share a year ago.

     Net income for Meridian was 67 cents per share in the 1996 first quarter, including closing costs of the United Counties acquisition. Net income a year ago was 82 cents per share, including a significant and unusual gain in United Counties' 1995 first quarter.

     On a stand-alone operating earnings basis, Meridian returned 1.52% on average assets and 15.67% on equity for the first quarter.

     Credit Quality and Capital Strength
     -----------------------------------
     On a combined basis, non-performing assets were $281 million at March 31, compared to $268 million at December 31 and $438 million a year ago; the increase was related to the addition of two commercial credits, one each at CoreStates and Meridian, totaling approximately $27 million. The non-performers represented 0.64% of total assets. Net charge-offs were $43 million for the first quarter, compared to $36 million a year ago. The total reserve for potential losses on loans, prior to adjustments for the merger, was $666 million at March 31, or 2.1% of total loans and 269% of non-performing loans.

     "We continue to monitor our credit quality closely, given the current level of uncertainty about prospects for a number of economic sectors," Larsen said. He added that CoreStates has not seen evidence of any unusual stresses on its customers. In the credit card business, he said, net charge-offs remained stable from the fourth quarter while delinquency rates improved.

     Combined total assets at March 31 were $43.9 billion, including $32.0 billion of combined net loans. Combined total deposits were $32.6 billion.

     Shareholders' equity at March 31 was $3.93 billion, or 9.0% of total assets. The tier 1 leverage ratio (Tier 1 or core capital as a percentage of quarterly average assets) was 8.3% for the first quarter. Tier 1 capital at March 31 was 9.4% of risk-adjusted assets and total capital was 12.9% of risk-adjusted assets, well in excess of regulatory minimums of 4% and 8%, respectively.

     Significant and Unusual Items
     -----------------------------

     Significant and unusual items excluded from operating earnings in the 1996 and 1995 first quarters were as follows: In the first quarter of 1996, a restructuring credit of 1 cent per share related to Meridian's 59.9 project and charges of 7 cents per share associated with the February 23, 1996 acquisition of United Counties by Meridian; and in the first quarter of 1995, a gain of 5 cents per share related to changes in CoreStates' investment in its EPS, Inc., joint venture; a 31 cents per share restructuring charge associated with CoreStates' BEST redesign project; and a 4 cents per share gain on an exchange of securities available-for-sale at United Counties. As previously reported, CoreStates expects a net restructuring charge in the 1996 second quarter of approximately $175 million pre-tax related to the Meridian merger.

         CoreStates Financial Corp and Meridian Bancorp, Inc. Combined
                    (in thousands, except per share amounts)

                                          Three Months Ended
                                              March 31,
                                       ------------------------
                                        1996              1995
                                       ------            ------
Net interest income plus
  non-interest income............     $740,094          $764,926
                                      ========          ========
Net income.......................     $177,144(a)(c)    $110,169(a)(b)(c)
                                      ========          ========
Per Share:
  Net income.....................        $0.81(a)(c)       $0.49(a)(b)(c)
                                         =====             =====
Average number of
  shares outstanding.............      219,512           226,091
                                       =======           =======

(a) On February 23, 1996, Meridian Bancorp, Inc. ("Meridian") acquired United Counties Bancorporation ("UCB") in a transaction accounted for under the pooling of interests method of accounting. The above data includes UCB for both periods presented. In the first quarter of 1996, Meridian recorded merger-related charges of $16.6 million, $15.4 million after-tax or $0.07 per share, for expenses directly attributable to the acquisition.

(b) In March 1995, CoreStates completed an intensive review of its operations and businesses and announced a corporate-wide process redesign plan, which restructured its banking services around customers and enhanced employees' authority to make decisions to benefit customers. As a result of this process redesign, CoreStates recorded a $110.0 million pre-tax restructuring charge, $70.0 million after-tax or $0.31 per share, in March 1995.

(c) Selected financial results for the three months ended March 31, 1996 and 1995 based on operating earnings (excluding: after-tax restructuring credits of $1.6 million, or $0.01 per share, related to gains on the sale of branches and gains on the curtailment of pension benefits associated with displaced employees, and after-tax merger-related charges of $15.4 million, or $0.07 per share, both recorded in the first quarter of 1996; after-tax gains of $7.6 million, or $0.04 per share, recorded in the first quarter of 1995 related to the exchange of available-for-sale securities; a first quarter of 1995 after-tax restructuring charge of $70.0 million, or $0.31 per share, related to a corporate-wide process redesign; and a first quarter of 1995 after-tax gain of $11.8 million, or $0.05 per share, related to changes in an investment in an affiliate joint venture) were as follows:


                                          Three Months Ended
                                              March 31,
                                       ------------------------
                                        1996              1995
                                       ------            ------
Operating earnings................    $190,897          $160,778
Per share.........................       $0.87             $0.71
Return on average total assets....        1.75%             1.46%
Return on average
   shareholders' equity...........       19.54             17.46

                           CoreStates Financial Corp
                    (in thousands, except per share amounts)


                                          Three Months Ended
                                              March 31,
                                       ------------------------
                                        1996              1995
                                       ------            ------
Net interest income plus
 non-interest income...........       $507,332          $527,169
                                      ========          ========

Net income.....................       $132,229           $55,367(a)(b)
                                      ========           =======
Per Share:
 Net income....................          $0.96             $0.38(a)(b)
                                         =====             =====
Average number of
 shares outstanding............        138,381           144,246
                                       =======           =======

(a) In March 1995, CoreStates completed an intensive review of its operations and businesses and announced a corporate-wide process redesign plan, which restructured its banking services around customers and enhanced employees' authority to make decisions to benefit customers. As a result of this process redesign, CoreStates recorded a $110.0 million pre-tax restructuring charge, $70.0 million after-tax or $0.49 per share, in March 1995.

(b) Selected financial results based on operating earnings for the three months ended March 31, 1996 compared to the three months ended March 31, 1995 (which exclude an after-tax restructuring charge of $70.0 million, or $0.49 per share, related to a corporate-wide process redesign and an after-tax gain of $11.8 million, or $0.08 per share, related to changes in an investment in an affiliate joint venture) were as follows:


                                          Three Months Ended
                                              March 31,
                                       ------------------------
                                        1996              1995
                                       ------            ------
Operating earnings..............      $132,229          $113,606
Per share.......................         $0.96             $0.79
Return on average total assets..          1.87%             1.63%
Return on average
   shareholders' equity.........         21.89             19.63

                             Meridian Bancorp, Inc.
                    (in thousands, except per share amounts)

                                          Three Months Ended
                                              March 31,
                                       ------------------------
                                        1996              1995
                                       ------            ------
Net interest income plus
  non-interest income............     $232,762          $237,757
                                      ========          ========
Net income.......................      $44,681(a)(b)     $54,568(a)(b)
                                       =======           =======
Per Share:
  Net income.....................        $0.67(a)(b)       $0.82(a)(b)
                                         =====             =====
Average number of
  shares outstanding.............       66,229            66,821
                                        ======            ======

(a) On February 23, 1996, Meridian Bancorp, Inc. ("Meridian") acquired United Counties Bancorporation ("UCB") in a transaction accounted for under the pooling of interests method of accounting. The above data for Meridian includes UCB for both periods presented. In the first quarter of 1996, Meridian recorded merger-related charges of $16.6 million, $15.4 million after-tax or $0.23 per share, for expenses directly attributable to the acquisition.

(b) Selected financial results for the three months ended March 31, 1996 and 1995 based on operating earnings (excluding: after-tax restructuring credits of $1.6 million, or $0.02 per share related to gains on the sale of branches and gains on the curtailment of pension benefits associated with displaced employees, and after-tax merger-related charges of $15.4 million, or $0.23 per share, both recorded in the first quarter of 1996; and after-tax gains of $7.6 million, or $0.12 per share, recorded in the first quarter of 1995 related to the exchange of available-for-sale securities) were as follows:

                                          Three Months Ended
                                              March 31,
                                       ------------------------
                                        1996              1995
                                       ------            ------
Operating earnings..............       $58,434           $46,938
Per share.......................         $0.88             $0.70
Return on average total assets..          1.52%             1.16%
Return on average
   shareholders' equity.........         15.67             13.72